                                                                      EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                          __________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          __________________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION  305(b)(2) _______
                          __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                New York                                 13-3818954
    (Jurisdiction of incorporation                    (I. R. S. Employer
    if not a U. S. national bank)                     Identification No.)

         114 West 47th Street                           10036-1532
         New York,  New York                            (Zip Code)
         (Address of principal
          executive offices)

                          __________________________
                       HARBORSIDE HEALTHCARE CORPORATION
              (Exact name of OBLIGOR as specified in its charter)

             Delaware                                     04-3307188
     (State or other jurisdiction of                  (I. R. S. Employer
     incorporation or organization)                   Identification No.)

         470 Atlantic Avenue                                02210
         Boston, Massachusetts                          (Zip code)
      (Address of principal executive offices)

                          __________________________

                                 OTHER OBLIGORS
                                 --------------

                                                   STATE OR OTHER     I.R.S. EMPLOYER
                                                   JURISDICTION OF    IDENTIFICATION
             NAME                                  INCORPORATION          NUMBER
             ----                                  -------------          ------

Harborside Heathcare Limited Partnership           Massachusetts         04-2985687
Belmont Nursing Center Corp.                       Massachusetts         04-3072217
Orchard Ridge Nursing Center Corp.                 Massachusetts         04-3072231
Oakhurst Manor Nursing Center Corp.                Massachusetts         04-3072232
Riverside Retirement Limited Partnership           Massachusetts         04-2991629
Harborside Toledo Limited Partnership              Massachusetts         04-3260170
Harborside Connecticut Limited Partnership         Massachusetts         06-1496629
Harborside Florida Limited Partnership             Florida               04-3239093
Harborside of Ohio Limited Partnership             Massachusetts         04-3189435
Harborside Healthcare Baltimore Limited
     Partnership                                   Massachusetts         52-2013622
Harborside of Cleveland Limited Partnership        Massachusetts         04-3313798
Harborside of Dayton Limited Partnership           Massachusetts         31-1546651
Harborside Massachusetts Limited
     Partnership                                   Massachusetts         04-3364219
Harborside Rhode Island Limited Partnership        Massachusetts         05-0495209
Harborside North Toledo Limited Partnership        Massachusetts         34-1855902
Harborside Healthcare Advisors Limited
     Partnership                                   Massachusetts         04-2985690
Harborside Toledo Corporation                      Massachusetts         04-3274482
KHI Corporation                                    Delaware              51-0304577
Harborside Danbury Limited Partnership             Massachusetts         06-1528119
Harborside Acquisition Limited Partnership V       Massachusetts         None
Harborside Acquisition Limited Partnership VI      Massachusetts         None
Harborside Acquisition Limited Partnership VII     Massachusetts         None
Harborside Acquisition Limited Partnership VIII    Massachusetts         None
Harborside Acquisition Limited Partnership IX      Massachusetts         None
Harborside Acquisition Limited Partnership X       Massachusetts         None
Sailors, Inc.                                      Delaware              None
New Jersey Harborside Corporation                  Massachusetts         04-3285183
Bridgewater Assisted Living Limited Partnership    New Jersey            04-3331905
Maryland Harborside Corporation                    Massachusetts         04-3168713
Harborside Homecare Limited Partnership            Massachusetts         04-3276939
Harborside Rehabilitation Limited Partnership      Massachusetts         04-3209245
Harborside Healthcare Network Limited
     Partnership                                   Florida               04-3310886
Harborside Health I Corporation                    Delaware              51-0304578


                       ________________________________
            11% Series A Senior Subordinated Discount Notes Due 2008
               13 1/2% Subordinated Exchange Debentures Due 2010
                      (Title of the indenture securities)

                                    GENERAL


1.  GENERAL INFORMATION
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

           Federal Reserve Bank of New York (2nd District), New York, New York
                (Board of Governors of the Federal Reserve System)
           Federal Deposit Insurance Corporation, Washington, D.C.
           New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    The obligors currently are not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS
     ----------------

     T-1.1   --      Organization Certificate, as amended, issued by the State
                     of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-
                     1.1 to Form T-1 filed on September 15, 1995 with the
                     Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                     (Registration No. 33-97056).

     T-1.2   --      Included in Exhibit T-1.1.

     T-1.3   --      Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     ----------------
     (cont'd)

     T-1.4   --      The By-Laws of United States Trust Company of New York, as
                     amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                     33-97056).

     T-1.6   --      The consent of the trustee required by Section 321(b) of
                     the Trust Indenture Act of 1939, as amended by the Trust
                     Indenture Reform Act of 1990.

     T-1.7   --      A copy of the latest report of condition of the trustee
                     pursuant to law or the requirements of its supervising or examining authority.

NOTE
----

As of October 20, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of October 1998.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ James E. Logan
   ---------------------------------
  James E. Logan
  Vice President

JEL/kk

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


    -----------------------
By: /s/ Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1998
                                 -------------
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                        $   99,322

Short-Term Investments                                            171,315

Securities, Available for Sale                                    626,426

Loans                                                           1,857,795
Less:  Allowance for Credit Losses                                 16,708
                                                               ----------
     Net Loans                                                  1,841,087
Premises and Equipment                                             59,304
Other Assets                                                      122,476
                                                               ----------
     TOTAL ASSETS                                              $2,919,930
                                                               ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                      $  648,072
     Interest Bearing                                           1,646,049
                                                               ----------
         Total Deposits                                         2,294,121

Short-Term Credit Facilities                                      306,807
Accounts Payable and Accrued Liabilities                          144,419
                                                               ----------
     TOTAL LIABILITIES                                         $2,745,347
                                                               ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                       14,995
Capital Surplus                                                    49,541
Retained Earnings                                                 107,703
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                              2,344
                                                               ----------

TOTAL STOCKHOLDER'S EQUITY                                        174,583
                                                               ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                      $2,919,930
                                                               ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998